                                                                  EXHIBIT (5)(c)


ENDORSEMENT FOR UNISEX POLICIES
--------------------------------------------------------------------------------

       This endorsement is subject to all applicable terms and provisions of the Policy, except as modified herein.

       The data and the terms on this and the following pages are part of the Policy. Policy Schedules E and F of the Policy are displaced by Policy Schedules E and F of this Endorsement.

       Any references with respect to sex distinction in the Policy and any attached riders are hereby deleted.

Signed for National Life Insurance Company at Montpelier, Vermont as of the Date of Issue, by









[SIG]                              [SIG]
Chairman of the Board              Secretary
       and
Chief Executive Officer

                                   Registrar






                                                 National Life Insurance Company
                  One National Life Drive * Montpelier, Vermont * (802) 229-3333
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9007(0898)                                                                Page 1

                                POLICY SCHEDULE E
                         UNISEX COST OF INSURANCE RATES

  The maximum Cost of Insurance Rates per $1,000. Current charges may be lower than those shown.

          Cost of Insurance Rate                 Cost of Insurance Rate
Policy Year                             Policy Year
     1         0.136788                       34         2.218325
     2         0.144302                       35         2.439926
     3         0.152651                       36         2.691502
     4         0.163507                       37         3.017528
     5         0.175199                       38         3.311004
     6         0.187729                       39         3.701717
     7         0.202767                       40         4.141887
     8         0.216972                       41         4.622617
     9         0.234524                       42         5.138418
     10        0.251243                       43         5.685486
     11        0.272147                       44         6.258138
     12        0.293057                       45         6.874218
     13        0.315647                       46         7.558627
     14        0.341591                       47         8.331702
     15        0.368381                       48         9.217647
     16        0.397693                       49        10.234538
     17        0.432882                       50        11.363299
     18        0.472280                       51        12.593941
     19        0.517570                       52        13.895173
     20        0.569603                       53        15.280370
     21        0.625872                       54        16.721589
     22        0.687227                       55        18.243607
     23        0.753679                       56        19.868935
     24        0.824401                       57        21.634244
     25        0.901089                       58        23.597950
     26        0.989670                       59        25.877447
     27        1.087651                       60        28.874798
     28        1.200990                       61        33.281820
     29        1.333147                       62        40.776215
     30        1.482521                       63        55.616018
     31        1.646657                       64        93.366108
     32        1.824794
     33        2.015320



                                                 National Life Insurance Company
                  One National Life Drive * Montpelier, Vermont * (802) 229-3333
--------------------------------------------------------------------------------
9007(0898)                                                                Page 2

                                POLICY SCHEDULE F
                         TABLE OF DEATH BENEFIT FACTORS

 Policy Year      Death Benefit Factor      Policy Year   Death Benefit Factor
      1                 4.386154                34              1.614851
      2                 4.240451                35              1.577550
      3                 4.099797                36              1.541904
      4                 3.964064                37              1.507912
      5                 3.833336                38              1.475929
      6                 3.707427                39              1.445325
      7                 3.586148                40              1.416538
      8                 3.469489                41              1.389551
      9                 3.357070                42              1.364260
     10                 3.248937                43              1.340517
     11                 3.144733                44              1.318151
     12                 3.044532                45              1.296957
     13                 2.948053                46              1.276814
     14                 2.855152                47              1.257691
     15                 2.765783                48              1.239601
     16                 2.679731                49              1.222606
     17                 2.596883                50              1.206785
     18                 2.517275                51              1.192124
     19                 2.440824                52              1.178558
     20                 2.367496                53              1.165932
     21                 2.297257                54              1.154112
     22                 2.229955                55              1.142883
     23                 2.165461                56              1.132047
     24                 2.103639                57              1.121395
     25                 2.044324                58              1.110688
     26                 1.987396                59              1.099646
     27                 1.932859                60              1.087938
     28                 1.880629                61              1.075379
     29                 1.830719                62              1.061902
     30                 1.783161                63              1.047720
     31                 1.737914                64              1.033356
     32                 1.694872                65              1.019739
     33                 1.653905

                                                 National Life Insurance Company
                  One National Life Drive * Montpelier, Vermont * (802) 229-3333
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9007(0898)                                                                Page 3